Exhibit 10.51

SECOND AMENDMENT TO

OMNIBUS AGREEMENT

This Second Amendment (the “Amendment”) to the Omnibus Agreement is made and entered into as of April •, 2006, by and among Alliance Resource Partners, L.P., a Delaware limited partnership (the “MLP”), Alliance Resource GP, LLC, a Delaware limited liability company and special general partner of the MLP (the “SGP”), Alliance Resource Management GP, LLC, a Delaware limited liability company and managing general partner of the MLP (the “MGP”), Alliance Resource Holdings, Inc., a Delaware corporation (“ARH”), Alliance Resource Holdings II, Inc., a Delaware corporation (“ARH II”), AMH-II, LLC, a Delaware limited liability company (“AMH-II”), Alliance Holdings GP, L.P., a Delaware limited partnership (“AHGP”), Alliance GP, LLC, a Delaware limited liability company and general partner of AHGP (“AGP”) and Alliance Management Holdings, LLC (“AMH”).

RECITALS

WHEREAS, the MLP, ARH, the SGP and the MGP entered into the Omnibus Agreement, dated as of August 20, 1999 (the “Agreement”);

WHEREAS, on May 8, 2002, the Agreement was amended to, among other things, join AMH-II and ARH II as parties;

WHEREAS, on April 14, 2006, AMH, AMH-II, the SGP, the MGP, AGP and AHGP entered into a Contribution Agreement, (the “Contribution Agreement”) pursuant to which at the closing of the AHGP initial public offering on the date hereof, AMH, AMH-II and the SGP collectively contributed a 1.98% general partner interest in ARLP, incentive distribution rights in ARLP and 15,550,628 common units representing limited partner interests in ARLP to AHGP in exchange substantially all of the proceeds AHGP receives from its initial public offering as well as common units representing limited partner interests in AHGP; and

WHEREAS, concurrently with the consummation of the transactions contemplated by the Contribution Agreement, the MLP, ARH, the SGP, the MGP,ARH II and AMH-II desire to amend the Agreement to join AHGP, AGP and AMH as parties hereto and as otherwise set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Amendments to Agreement.

The Agreement is hereby amended as follows:

(a) AHGP, AGP and AMH shall be joined as parties to this Agreement and shall be bound by all of its terms.

(b) Section 2.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.4 Termination. The provisions of this Article II may be terminated by ARH with respect to the ARH Entities other than AHGP and AGP upon or at any time after a “Change of Control” of ARH or the MGP by written notice to the MLP. A Change of Control of ARH or the MGP shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of ARH or the MGP to any Person or its Affiliates, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the ARH Entities or the MGP; (ii) the consolidation or merger of ARH or the MGP with or into another Person pursuant to a transaction in which the outstanding Voting Stock of ARH or the MGP is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of ARH or the MGP is changed into or exchanged for Voting Stock of the surviving corporation or its parent and (b) the holders of the Voting Stock of ARH or the MGP immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation or its parent immediately after such transaction; or (iii) a “person” or “group” (within the meaning of Sections 13(d) or l4(d)(2) of the Exchange Act) being or becoming the “beneficial owner” (as defined in Rules l3d-3 and l3d-5 under the Exchange Act) of more than 50% of all Voting Stock of ARH or the MGP then outstanding, other than in a merger or consolidation which would not constitute a Change of Control under clause (ii) above. None of the transactions contemplated by the Purchase Agreement, the Exchange Agreement and the Contribution Agreement shall constitute a Change of Control.

(c) The definition of “AHR Entities” in Article I is hereby deleted in its entirety and replaced with the following:

“ARH Entities” shall mean ARH and any of its Affiliates, including ARH-II, AHGP and AGP.

(d) The following definitions are hereby added to Article I:

“AGP” shall mean Alliance GP, LLC, a Delaware limited liability company and the general partner of AHGP.

“AHGP” shall mean Alliance Holdings GP, L.P., a Delaware limited partnership.

“AMH” shall mean Alliance Management Holdings, LLC, a Delaware limited liability company.

“AMH-II” shall mean AMH-II, LLC, a Delaware limited liability company.

“ARH II” shall mean Alliance Resource Holdings II, Inc., a Delaware corporation.

“Contribution Agreement” shall mean that Contribution Agreement dated November 18, 2005 by and among AMH, AMH-II, the SGP, AGP and AHGP as amended on April 13, 2006.

Section 2. Definitions.

All capitalized terms used in this Amendment without definition have the meanings given to them in the Agreement.

Section 3. Governing Law.

This Amendment shall be construed and enforced in accordance with the laws of the state of Delaware without regard to the conflicts of law principles thereof.

Section 4. Force and Effect of Unmodified Provisions of the Agreement.

Except as expressly modified by this Amendment, the terms of the Agreement shall remain unchanged and the Agreement shall continue in full force and effect. The Agreement and this Amendment shall be considered one and the same agreement.

Section 5. Counterparts.

This Amendment may be signed in any number of counterparts with the same effect as if the signatures on each such counterparts were on the same instrument.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC
its General Partner

By:
Thomas L. Pearson
Senior Vice President – Law and Administration

Alliance Resource GP, LLC

By:
Thomas L. Pearson
Senior Vice President – Law and Administration

Alliance Resource Management GP, LLC

By:
Thomas L. Pearson
Senior Vice President – Law and Administration

Alliance Resource Holdings, Inc.

By:
Thomas L. Pearson
Senior Vice President – Law and Administration

Signature Page to Second Amendment to Omnibus Agreement

Alliance Resource Holdings II, Inc.

By:
Thomas L. Pearson
Senior Vice President – Law and Administration

Alliance Management Holdings, LLC

By:
Thomas L. Pearson
Senior Vice President – Law and Administration

AMH-II, LLC

By:
Cary P. Marshall
Treasurer

Alliance Holdings GP, L.P.

By:	Alliance GP, LLC

By:
Thomas L. Pearson
Senior Vice President – Law and Administration

Alliance GP, LLC

By:
Thomas L. Pearson
Senior Vice President – Law and Administration

Signature Page to Amendment No. 2

to Omnibus Agreement